UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 18, 2015

Date of report (Date of earliest event reported)

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	1-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	110 E. 59th Street, Suite 2100 New York, New York, USA 10022 (212) 821-0100

(905) 403-6500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2015, IMAX Corporation (the “Company”) came to an agreement (the “Agreement”) with Joseph Sparacio, the Company’s Chief Financial Officer, with respect to the key terms of his continued employment with the Company. Under the terms of the Agreement, Mr. Sparacio’s employment has been extended through November 13, 2016.

In the event the Company elects not to renew the Agreement at the end of its term, Mr. Sparacio is eligible to receive a one-time bonus of $75,000, an increase from $50,000 under Mr. Sparacio’s prior employment agreement. In addition, under the prior employment agreement, all of Mr. Sparacio’s unvested stock options and restricted stock units, with the exception of certain historical grants, were subject to accelerated vesting in the event of non-renewal. Pursuant to the new Agreement, the historical grants are now also subject to acceleration in the event of non-renewal, with a revised acceleration date of November 10, 2016 (assuming Mr. Sparacio remains employed on such date).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation
(Registrant)

Date:	November 24, 2015	By:	/s/ Robert D. Lister
		Name:	Robert D. Lister
		Title:	Chief Legal Officer & Chief Business Development Officer

		By:	/s/ Carrie Lindzon-Jacobs
		Name:	Carrie Lindzon-Jacobs
		Title:	Executive Vice President, Human Resources